As filed with the Securities and Exchange Commission on October 31, 1997
                                                 Registration No. 333-37197
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM S-3/A
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                  CANTERBURY INFORMATION TECHNOLOGY, INC.
          (Formerly known as Canterbury Corporate Services, Inc.)
          (Exact name of Registrant as specified in its charter)

Pennsylvania                       829                         23-2170505
(State of Incorporation)   (Primary Standard Industrial     (I.R.S Employer
                            Classification Code No.)   Identification Number)

               1600 Medford Plaza, Route 70 & Hartford Road
                        Medford, New Jersey  08055
(Address of principal place of business or intended principal place of business)

                        Stanton M. Pikus, President
                  CANTERBURY INFORMATION TECHNOLOGY, INC.
               1600 Medford Plaza, Route 70 & Hartford Road
                        Medford, New Jersey  08055
                              (609) 953-0044
         (Name, address, including zip code, and telephone number)
                including area code, of agent for service)

                                 Copy to:
                           William N. Levy, Esq.
                             LEVY & LEVY, P.A.
                    Suite 309, Plaza 1000, Main Street
                        Voorhees, New Jersey 08043
                              (609) 751-9494

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act
of 1933, as amended, check the following box:   X

                      CALCULATION OF REGISTRATION FEE
                      ===============================
Title of  Offering Amount   Proposed          Proposed           Registration
Each      to be Registered  Maximum Offering  Maximum Aggregate    Fee  (4)
Class of     (1)(2)(3)      Price per Share   Offering Price
Securities                      (1)           (1) (2) (3)
to be
Registered
-----------------------------------------------------------------------------
Common Stock,   3,485,500       $1.125         $3,921,188          $1,352
$.001 par value
-----------------------------------------------------------------------------
Total Registration Fee . . . . . . . . . . . . . . . . . . . . . . . $1,352

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, the Registrant's fee has been calculated based on a price of $1.125 per share, the price as reported in National Market NASDAQ for the Registrant's common stock on October 27, 1997.
(2) Pursuant to Rule 416, this Registration Statement also covers such additional number of shares of Common Stock as may become issuable by reason of anti-dilution provisions.
(3) Estimated solely for the purpose of calculating the expected conversion for the 1,000,000 Class D Preferred Stock to Common Stock In the event that the conversion formula results in the issuance of additional shares, this Registration Statement includes such additional shares and the Company will amend this Registration Statement to register the additional shares, if required.
(4) Registrant paid $600 on October 3, 1997 when the Registrant filed the original S-3, and therefore is paying the balance of $752 herewith.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said
Section 8(a) may determine.

PROSPECTUS
                    3,485,500 Shares of Common Stock
                           ($.001 Par Value)

                CANTERBURY INFORMATION TECHNOLOGY, INC.
            (FORMERLY CANTERBURY CORPORATE SERVICES, INC.)

     This Prospectus, on behalf of Canterbury Information Technology, Inc. (the "Company"), is to be used in connection with the offer and sale of the underlying Common Stock of the Company's Class D Convertible Preferred Stock by the Selling Shareholders as follows: 1,000,000(1) shares purchased in the Private Placement at the price of $1.00 per share to purchase one share of common stock at the exercise price of a 20% discount to the Market Price (as such term is defined herein) (no Class D Convertible Preferred Stock has yet been converted) and 500,000 Common Stock Purchase Warrants to purchase one share of common stock per Warrant at the exercise price of $.98 per share until April 21, 2002, granted to H.J. Meyers & Co., Inc., which warrants have not been exercised. In addition, the Company intends to register the common stock underlying various stock options granted under the Company's 1987 and 1995 Stock Incentive Plans and other stock options. Thus, the following common stock of the Company is being registered herewith: 1,000,000 shares underlying the Class D Convertible Preferred Stock; 500,000 shares underlying the Warrants that were issued to H.J. Meyers & Co., Inc.; and 1,985,500 of common stock underlying various stock options.

     The Selling Shareholders' common stock may be offered from time to time for the next 24 months through ordinary brokerage transactions in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. Accordingly, sales prices and proceeds to the Selling Shareholders will depend upon price fluctuations and the manner of sale. The Selling Shareholders have advised the Company that no arrangements have been made with any underwriters, brokers or dealers with respect to the offer and sale of the shares. If the shares are sold through brokers, the Selling Shareholders will pay customary brokerage commissions and other charges. Except for the payment of such brokerage commissions and charges, the Company will bear all expenses in connection with this offering which expenses are estimated to be $15,000. The Company will not realize any proceeds from the sale of the common stock by the Selling Shareholders. See "Selling Shareholders" and "Plan of Distribution."

     The common stock of the Company is traded on the National Market System of NASDAQ under the symbol: XCEL. On October 27, 1997, the closing price per share of common stock as reported by NASDAQ was $1.125.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THESE SECURITIES SHOULD BE PURCHASED ONLY BY THOSE PERSONS WHO CAN AFFORD A LOSS OF THEIR ENTIRE INVESTMENT. (SEE "INVESTMENT CONSIDERATIONS.")

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Prospectus is November       , 1997

1 Estimated solely for the purpose of calculating the expected conversion for the 1,000,000 Class D Preferred Stock to Common Stock. In the event that the conversion formula results in the issuance of additional shares, this Registration Statement includes such additional shares and the Company will amend this Registration Statement to register the additional shares, if required.

     No person has been authorized by the Company to give any information or make any representation other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the Shares of Common Stock offered by this Prospectus, or any offer to sell or a solicitation of an offer to buy any security by any person in any jurisdiction where such offer or solicitation would be unlawful. Neither delivery of the Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date of this Prospectus.

                          AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith filed reports and other information with the Securities and
Exchange Commission (the "Commission"). Such reports and other information filed by the Company can be inspected and copied during normal business hours at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New
York 10048.   The Commission also maintains a web site at "http:\\www.sec.gov"
where such material filed electronically can be examined. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 relating to the securities offered hereby. This Prospectus is filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof and other documents incorporated therein by reference. Copies of the Registration Statement and the exhibits thereto may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at the addresses set forth above.

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the Commission under the Exchange Act are incorporated herein by reference and made a part hereof.

     1. The Company's Annual Report on Form 10-K and amendments thereof for the fiscal year ended:

          (i) November 30, 1996

     2.  The Company's Quarterly Reports filed on Form 10-Q:

          (i)   February 28, 1997
          (ii)  May 31, 1997
          (iii) August 31, 1997

     3. The Company' s Current Reports on Form 8-K for earliest event dated:

          (i)  January 6, 1997
          (ii) June 12, 1997

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Shares, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     A copy of the documents incorporated by reference in this Prospectus (not including exhibits to the incorporated documents unless the documents specifically incorporates the exhibits by reference) will be furnished without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of such person. All such requested should be addressed to: Kevin J. McAndrew, Executive Vice President, Canterbury Information Technology, Inc., 1600 Medford Plaza,
Route 70 & Hartford Road, Medford, New Jersey, 08055, (609) 953-0044.

                             PROSPECTUS SUMMARY

     The following summary information does not purport to be complete and is qualified in its entirety by reference to the more detailed information and financial statements appearing elsewhere in this Prospectus or in documents incorporated by reference. Each prospective investor is urged to read this Prospectus in its entirety. See "Investment Considerations".

                                 The Company
Introduction
------------
Canterbury Information Technology, Inc. (the "Company") is engaged in the business of operating a computer software training company, a management training company, a software development company and consulting company and providing vocational training to individuals and corporations. The Company, a software consulting and development company, is actively seeking acquisitions of computer software consulting and training companies as well as internet and other information technology companies.

The Company was incorporated in the Commonwealth of Pennsylvania on March 19, 1981 and qualified to do business in the State of New Jersey in April, 1985.

The Company became a reporting Company by filing and registering with the Securities and Exchange Commission under Form S-18, which became effective on August 20, 1986.

   Prior to 1988, the Company was comprised of two segments: the vocational school segment and the seminar segment. In November of 1988, the Company sold its seminar segment, which represented less than 2% of the Company's revenues. The Company was then solely a vocational school company. In November of 1992, the Company acquired Star Label Products, Inc., a specialty printing company. In September of 1993, the Company purchased Motivational Systems, Inc., a management training company. In November of 1993, the Company acquired Landscape Maintenance Services, Inc., a landscape maintenance and construction company. In June of 1994, the Company acquired Computer Applications Learning Center (CALC), a computer software training company. In July of 1996, the Company acquired ProSoft Training, LLC., a computer software training company. In November of 1995, the Company sold Star Label Products, Inc. In November of 1996, the Company sold Landscape Maintenance Services, Inc. In April, 1997, the Company acquired ATM Technologies, Inc., a software development Company. The Company now operates in the following business segments: computer software training, management training, software development and vocational training.

In conjunction with a Board of Director's resolution to concentrate future growth within corporate business services, the Board voted to change the Company's name to Canterbury Information Technology, Inc. on June 12, 1997. The Company's present stock is XCEL. The Company's common stock is traded on the NASDAQ National Market System.

Computer Software Training Segment
----------------------------------
In June, 1994, the Company acquired Computer Applications Learning Center ("CALC"), a New Jersey based computer software training company. Since 1983, CALC has training corporate workers and managers at its six training centers in New York and New Jersey and on site at Fortune 1000 corporations. CALC is an authorized training center for the following major software providers:
Microsoft, Lotus, Borland, WordPerfect, Aldus and Apple. CALC teaches on DOS, Windows and Macintosh platforms. CALC is authorized to provide continuing education units ("CEU's") and is an approved sponsor of Continuing Professional Education ("CPE") for certified public accountants in New York, New Jersey and Pennsylvania. During 1995, the Company changed the name of CALC to CALC/Canterbury Corp. to more appropriately reflect Canterbury's role in the corporate training industry. In July of 1996, the Company purchased ProSoft Training, LLC, a Charlotte, North Carolina based computer software training company. ProSoft is also a Microsoft Solution Provider and is an Authorized Training Center for WordPerfect, Lotus, as well as Microsoft.
After the purchase ProSoft Training, LLC became known as ProSoft/Canterbury.

Computer Software Training Segment - Future Plans
-------------------------------------------------
CALC/Canterbury Corp. intends to expand by making acquisitions of other computer software training companies and by: (i) increasing the number of its training centers; (ii) increasing the number of classrooms at each current center; (iii) entering into various national and regional training affiliations; (iv) cross referencing its customer base with other Canterbury training segments; (v) offering its "live" training programs to its current customer base by interactive multimedia technologies such as CD ROM and C.D.I.; and (vi) distributing training and other information technology services and products through its Canterbury Training Affiliates (CTA's).
This strategy has permitted CALC/Canterbury to grow from a regional to a national provider of training and education to corporations on a national basis. Management's plans are subject to ongoing review and revision based on their assessment of market conditions.

Software Development Segment
----------------------------
ATM/Canterbury Corp. is a software consulting and development company in business since 1984, specializing in PC-based tracking systems.
ATM/Canterbury Corp. has a variety of vertical market software packages for many types of companies. ATM/Canterbury Corp. also provides consultation for custom designing software to meet the exact requirements of each client's needs. In addition, ATM/Canterbury Corp. provides a full line of barcode equipment, ranging from portable barcode readers, scanners, wands, lasers, slot readers, and barcode printers to custom preprint labels and blank barcode label stock for all the major barcode printers. ATM hopes to expand by extending its national and international distribution channels.

Management Training Segment
---------------------------
MSI is a New Jersey based management and sales training company. Since 1970, Motivational Systems has trained managers and sales professionals from many Fortune 1000 companies. Motivational Systems conducts a wide variety of seminars in management and team development, selling and negotiating, interpersonal communication, executive development and organizational problem solving. During 1995, the Company changed the name of Motivational Systems, Inc. to MSI/Canterbury Corp. to more appropriately reflect Canterbury's presence and role in the corporate training industry.

Management Training Segment - Future Plans
------------------------------------------
MSI/Canterbury Corp.'s hopes to expand by making strategic acquisitions in the training industry, by offering MSI/Canterbury product on a national basis through its various national training affiliations and by offering interactive, multimedia-based training to its current customer base by accessing technologies such as CD ROM and C.D.I. This may permit the Company to grow from a regional to a national provider of training and education to corporations throughout the country by utilizing various distance learning technologies and a national distribution channel. Management's plans are subject to ongoing review and revision based on their assessment of market conditions.

Merger/Acquisition Program
--------------------------
The Company is actively seeking the acquisition of profitable companies in the information technology industry to complement and expand its major core subsidiary, CALC/Canterbury. This will allow the Company to offer a wide range of products and services on a national basis. Since corporations accessing computer applications training also need computer and software consulting, network and systems development, systems integration, Internet development and application as well as Intranet conversions, the Company will be able to provide a fully integrated, comprehensive approach to information technology.

The Company's main corporate office is located at 1600 Medford Plaza, Route 70 & Hartford Road, Medford, New Jersey, 08055, (609) 953-0044.

                       FORWARD-LOOKING STATEMENTS

All statements other than statements of historical fact included in this Prospectus regarding the Company's financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this Prospectus, words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors such as those disclosed under "Risk Factors," including but not limited to, competitive factors and pricing pressures, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization and trade difficulties and general economic conditions. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf are expressly qualified in their entirety by this paragraph.

                                 The Offering

Underlying
Common Stock           3,485,500 shares of Common Stock underlying the Class D
Offered by             Convertible Preferred (1,000,000 shares)(1) ; the
Selling                Underwriter Warrants (500,000 shares); and various
Shareholders.........  Company stock options (1,985,500 shares)(2).

                       All expenses relating to these sales will be borne by the Company. The Selling Shareholders have not entered into any arrangements regarding the sale of their shares of Common Stock offered hereby. This Offering is not being Underwritten. See "Selling Shareholders," and "Plan of Distribution."

Use of                 The Company will not receive any proceeds from the sale
Proceeds............   of Common Stock from the Selling Shareholders. This
                       Offering is not being underwritten.

Investment             The securities offered hereby involve investment
Considerations......   considerations including but not limited to: No
                       assurance as to future profitable operations;
                       Dependence on key personnel; Control by present officers; Competition; Dependence on additional financing in the event of restricted cash flow; No dividends and none anticipated; Shares eligible for future sale; Shares available for resale under Rule
                       144; Authorization of preferred stock; Authorization of preferred stock and anti-takeover effect risk; Failure to negotiate new credit agreement.

                       Common Stock outstanding as of the date of this
                       Prospectus: 16,258,2602; NASDAQ Symbol: Common Stock,
                       XCEL

______________________

1 Estimated solely for the purpose of calculating the expected conversion for the 1,000,000 Class D Preferred Stock to Common Stock. In the event that the conversion formula results in the issuance of additional shares, this Registration Statement includes such additional shares and the Company will amend this Registration Statement to register the additional shares, if required.

2 Does not include shares of Common Stock issuable upon anti-dilution clauses prior to the exercise of stock options pursuant to the Company's 1987 and 1995 Employee Stock Option Plan, and other outside stock options.

                              RISK FACTORS

     Purchase of the securities offered hereby involves a high degree of risk and must be considered a speculative investment. An investment in the securities is suitable only for persons of adequate means, who have no need for liquidity in their investment, who can afford the loss of their entire investment and who are "Institutional Investors" or who meet the accredited investor requirements of Regulation D promulgated under the Securities Act. Prospective investors should, prior to any purchase of Preferred Shares, carefully consider the following risk factors, as well as the other information contained in this Prospectus, attached hereto as Exhibits and incorporated by reference herein.

1.   No Assurance as to Future Profitable Operations.

     There is no assurance that the Company will generate net income or successfully expand its operations in the future. The Company cannot predict with any certainty the success or failure of its operations.

2.   Dependence on Key Personnel.

     The Company believes that its success depends to a significant extent on the efforts and abilities of certain of its senior management, in particular those of Stanton M. Pikus, President and Chief Executive Officer; Kevin McAndrew, Executive Vice President and Chief Financial Officer; and Jean Pikus, Vice President - Operations and Secretary.

     The loss of Mr. Pikus, Mr. McAndrew, Mrs. Pikus or certain other key employees could have a material adverse affect on the Company. As such, the Company is the beneficiary of key man life insurance policies, as follows:

     Corporate Officer                  Amount of Policy
-----------------------------------------------------------------------------
     Stanton M. Pikus                    $1,000,000
     Kevin J. McAndrew                    1,000,000
     Jean Z. Pikus                          500,000

     The ability of the Company to realize its business plan could be jeopardized if any of its senior management becomes incapable of fulfilling his or her obligations to the Company and a capable successor is not found. There can be no assurances that such individuals will be available to replace existing management should replacement become necessary.

3.   Control by Present Officers.

     Stanton M. Pikus, the Company's President and Chief Executive Officer, owns of record and controls beneficially 9.38% of the Company's Common Stock. Mr. Edward Koenig owns of record 2.6% of the Company's Common Stock and, accordingly in conjunction with Mr. Pikus is in a position to substantially influence the election of a majority of the Company's directors, and otherwise control the Company.

4.   Competition.

     The computer and management training business operates in direct competition from both larger and smaller companies. Pricing, quality and customer satisfaction all play key roles in assuring that the existing clients retain the services from year to year. If the corporations who use this training product decide to downsize their training efforts, it could have and adverse effect on future earnings in this area.

5.   Dependence on Additional Financing in the Event of Restricted Cash Flow

      In the event that the Company is not successful in generating cash flow from its operations sufficient to sustain such operations, the Company may need to secure additional financing to develop and maintain its business. There can be no assurance that additional financing, either through the sale of equity or placement of debt, will be available on terms acceptable to the Company.

6.   No Dividends and None Anticipated.

     The Company has not paid any cash dividends, nor does it contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. The Company's loan agreement with the principal lender prohibits the payment of dividends without its written consent.

7.   Shares Eligible for Future Sale.

     No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

8.   Shares Available for Resale Under Rule 144.

     Approximately 5,750,000 of the Company's presently outstanding shares of Common Stock are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and thus may only be sold in compliance with an exemption from registration under the Securities Act or pursuant to a registration statement under the Securities Act. A sale of shares by shareholders, whether pursuant to Rule 144 or otherwise, may have a depressing effect upon the market price of the Common Stock. Excluding any options that could be exercised, the Company, as of the date of this Prospectus, had issued and outstanding 16,258,260 shares of its common stock, of which approximately 5,750,000 shares would be restricted securities. (See "Principal Shareholders.")

9.   Authorization of Preferred Stock.

     The Company's Amended Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Convertible Preferred Stock and Common Stock. Also, the voting power and percentage of stock ownership of the shareholders of the Company's outstanding capital stock can be substantially diluted by such preferred stock issuance. In addition, the issuance of such preferred stock may have the effect of rendering more difficult or discouraging an acquisition of the Company or changes in control of the Company.

10.  Authorization of Preferred Stock and Anti-Takeover Effect Risk.

     The Company's Amended Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Capital Stock. In addition, the issuance of such preferred stock may have the effect of rendering more difficult or discouraging an acquisition of the Company or changes in control of the Company. There can be no assurance that the Company will not do so in the future. Other than the authorization of "blank check" preferred stock, the Company does not have any other provisions in the Company's Certificate of Incorporation, Stock Option Plans, and/or Employment Agreements which may have an anti-takeover effect. The issuance of preferred stock with anti-takeover provisions may discourage bidders form making offers at a premium to the market price. In addition, the mere existence of an anti-takeover device may have a depressive effect on the market price of the Company's stock.

11.  Failure to Negotiate New Credit Agreement.

     The Company and its current lender, Chase Manhattan Bank ("Chase"), instituted litigation against each other that was settled in February of 1997. See "Legal Proceedings." As part of the settlement agreement, the Company agreed to secure a new lending institution by December of 1997, when the Company's Credit Agreement with Chase terminates. In the event the Company is not able to secure a replacement lender or is unable to negotiate an extension with Chase, the Company's operations and financial conditions will be
adversely affected.   The Company has, in fact, obtained a Letter of
Commitment subject to usual contract language agreement for such financing for a planned Closing prior to the end of December, 1997.

                             USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of Common Stock from the Selling Shareholders. This Offering is not being underwritten.

                               THE COMPANY
Introduction
------------
Canterbury Information Technology, Inc., a software consulting and development company (the "Company"), is engaged in the business of operating a computer software training company, a management training company, a software development company, and consulting company and providing vocational training to individuals and corporations. The Company is actively seeking acquisitions of computer software consulting and training companies, as well as internet and other information technology companies.

The Company was incorporated in the Commonwealth of Pennsylvania on March 19, 1981 and qualified to do business in the State of New Jersey in April, 1985.

The Company became a reporting Company by filing and registering with the Securities and Exchange Commission under Form S-18, which became effective on August 20, 1986.

Prior to 1988, the Company was comprised of two segments: the vocational school segment and the seminar segment. In November of 1988, the Company sold its seminar segment, which represented less than 2% of the Company's revenues. The Company was then solely a vocational school company. In November of 1992, the Company acquired Star Label Products, Inc., a specialty printing company. In September of 1993, the Company purchased Motivational Systems, Inc., a management training company. In November of 1993, the Company acquired Landscape Maintenance Services, Inc., a landscape maintenance and construction company. In June of 1994, the Company acquired Computer Applications Learning Center (CALC), a computer software training company. In July of 1996, the Company acquired ProSoft Training, LLC., a computer software training company. In November of 1995, the Company sold Star Label Products, Inc. In November of 1996, the Company sold Landscape Maintenance Services, Inc. In April, 1997, the Company acquired ATM Technologies, Inc., a software development company. The Company now operates in the following business segments: computer software training, management training, software development and vocational training.

In conjunction with a Board of Director's resolution to concentrate future growth within corporate business services, the Board voted to change the Company's name to Canterbury Information Technology, Inc. on June 12, 1997. The Company's present stock is XCEL. The Company's common stock is traded on the NASDAQ National Market System.

Computer Software Training Segment
-----------------------------------
In June, 1994, the Company acquired Computer Applications Learning Center ("CALC"), a New Jersey based computer software training company. Since 1983, CALC has training corporate workers and managers at its six training centers in New York and New Jersey and on site at Fortune 1000 corporations. CALC is an authorized training center for the following major software providers:
Microsoft, Lotus, Borland, WordPerfect, Aldus and Apple. CALC teaches on DOS, Windows and Macintosh platforms. CALC is authorized to provide continuing education units ("CEU's") and is an approved sponsor of Continuing
Professional Education ("CPE") for certified public accountants in New York, New Jersey and Pennsylvania. During 1995, the Company changed the name of CALC to CALC/Canterbury Corp. to more appropriately reflect Canterbury's role in the corporate training industry. In July of 1996, the Company purchased ProSoft Training, LLC, a Charlotte, North Carolina based computer software training company. ProSoft is also a Microsoft Solution Provider and is an Authorized Training Center for WordPerfect, Lotus, as well as Microsoft.
After the purchase, ProSoft Training, LLC became known as ProSoft/Canterbury.

Computer Software Training Segment - Future Plans
-------------------------------------------------
CALC/Canterbury Corp. intends to expand by making acquisitions of other computer software training companies and by: (i) increasing the number of its training centers; (ii) increasing the number of classrooms at each current center; (iii) entering into various national and regional training affiliations; (iv) cross referencing its customer base with other Canterbury training segments; (v) offering its "live" training programs to its current customer base by interactive multimedia technologies such as CD ROM and C.D.I.; and (vi) distributing training and other information technology services and products through its Canterbury Training Affiliates (CTA's). This strategy has permitted CALC/Canterbury to grow from a regional to a national provider of training and education to corporations on a national basis. Management's plans are subject to ongoing review and revision based on their assessment of market conditions.

Software Development Segment
----------------------------
ATM/Canterbury Corp. is a software consulting and development company in business since 1984, specializing in PC-based tracking systems. ATM/Canterbury Corp. has a variety of vertical market software packages for many types of companies. ATM/Canterbury Corp. also provides consultation for custom designing software to meet the exact requirements of each client's needs. In addition, ATM/Canterbury Corp. provides a full line of barcode equipment, ranging from portable barcode readers, scanners, wands, lasers, slot readers, and barcode printers to custom preprint labels and blank barcode label stock for all the major barcode printers. ATM hopes to expand by extending its national and international distribution channels.

Management Training Segment
---------------------------
MSI is a New Jersey based management and sales training company. Since 1970, Motivational Systems has trained managers and sales professionals from many Fortune 1000 companies. Motivational Systems conducts a wide variety of seminars in management and team development, selling and negotiating, interpersonal communication, executive development and organizational problem solving. During 1995, the Company changed the name of Motivational Systems, Inc. to MSI/Canterbury Corp. to more appropriately reflect Canterbury's presence and role in the corporate training industry.

Management Training Segment - Future Plans
------------------------------------------
MSI/Canterbury Corp.'s hopes to expand by making strategic acquisitions in the training industry, by offering MSI/Canterbury product on a national basis through its various national training affiliations and by offering interactive, multimedia-based training to its current customer base by accessing technologies such as CD ROM and C.D.I. This may permit the company to grow from a regional to a national provider of training and education to corporations throughout the country by utilizing various distance learning technologies and a national distribution channel. Management's plans are subject to ongoing review and revision based on their assessment of market conditions.

Merger/Acquisition Program
--------------------------
The Company is actively seeking the acquisition of profitable companies in the information technology industry to complement and expand its major core subsidiary, CALC/Canterbury. This will allow the Company to offer a wide range of products and services on a national basis. Since corporations accessing computer applications training also need computer and software consulting, network and systems development, systems integration, Internet development and application as well as Intranet conversions, the Company will be able to provide a fully integrated, comprehensive approach to information technology. The Company has no specific acquisition plans.

The Company's main corporate office is located at 1600 Medford Plaza, Route 70 & Hartford Road, Medford, New Jersey, 08055, (609) 953-0044.

                           SELLING SHAREHOLDERS

     The 3,485,500 Shares of Common Stock being offered hereby are held by the Selling Shareholders listed below in the amounts indicated. A Selling Shareholder listed below may choose not to sell all of the shares of Common Stock owned by such Selling Shareholder in this offering. The chart below sets forth the number of Shares to be offered for sale by each such Selling Shareholder, which information was furnished to the Company by each such Selling Shareholder. The chart also sets forth the amount and percentage of outstanding Common Stock to be owned by each Selling Shareholder after completion of the offering, assuming the sale of all shares owned by such Selling Shareholder. Unless so indicated below, none of the Selling Shareholders listed has held any position, office or other material relationship with the Company in the past three years. The Selling Shareholders have not entered into any arrangements regarding the sale of their shares, and have informed the Company that they may sell any, all or none during the 24 months after the date of this Prospectus. See "Plan of Distribution".

Private Placement Shareholders. The following shareholders purchased Class D Convertible Preferred Stock under Regulation D (Rule 506) in the summer of 1997 (at the price of $1.00 per share); and five year Warrants were issued to H.J. Meyers and Co., Inc. exercisable at $0.98 per share.

                          PRIVATE PLACEMENT SHAREHOLDERS

           COMMON STOCK   UNDERLYING COMMON  COMBINED ISSUED    % OF COMBINED
NAME       OWNED PRIOR    STOCK REGISTERED   AND UNDERLYING     COMMON STOCK
           TO THE         HEREWITH           COMMON STOCK TO    TO BE OWNED
           OFFERING                          BE OWNED AFTER     AFTER THE
                                             THE OFFERING       OFFERING
------------------------------------------------------------------------------
American High
Growth Equities
Retirement Trust    300,000   300,0001             0                 0%

Robert R. & Mary
Jean Colkitt        200,000   200,0001             0                 0%

Endeavour Capital
Fund S.A.           350,000   350,0001             0                 0%

Arab Commerce Bank  150,000   150,0001             0                 0%

                    Warrants
                    --------
H.J.Meyers & Co.,
Inc.                500,000   500,000              0                 0%
_____________________

1 This Common Stock is underlying the Preferred Stock or the Warrants as the case may be. Estimated solely for the purpose of calculating the expected conversion for the 1,000,000 Class D Preferred Stock to Common Stock. In the event that the conversion formula results in the issuance of additional shares, this Registration Statement includes such additional shares and the Company will amend this Registration Statement to register the additional shares, if required.

   Option Holders. The following stock options were issued by the Company to the following option holders who were either officers, directors or consultants for services performed in prior years. The Company desires to register the underlying common stock of these options to promote more equity stock ownership and incentive for continued future service by management and consultants.
                              OPTION HOLDERS

   NAME       COMMON STOCK  UNDERLYING COMMON   COMBINED ISSUED   % OF COMBINED
               OWNED PRIOR   STOCK REGISTERED    AND UNDERLYING   COMMON STOCK
                TO THE        HEREWITH1         COMMON STOCK TO    TO BE OWNED
                  OFFERING                       BE OWNED AFTER     AFTER THE
                                                THE OFFERING(1)    OFFERING(1)
------------------------------------------------------------------------------
Cappiello, Frank(2)  185,000     210,000                395,000           2.43%
Cardillo, Peter(3)        15      50,000                 50,015           0.31%
Flax, Roger(4)         5,000     150,000                155,000           0.95%
Hulse, George(5)           0         500                    500          0.003%
Kassen, Louis(6)     172,560      50,000                222,560           1.37%
Levy, William N.(7)  228,214     350,000                578,214           3.56%
Manin, Alan(8)       369,160      30,000                399,160           2.46%
McAndrew, Kevin(9)   178,909     300,000                478,909           2.95%
Okumus, Mehmet D.(10)500,000     100,000                600,000           3.69%
-----------------------
1 It is assumed that the selling option holders will not exercise their options until the market price substantially exceeds the exercise price, therefore no stock will be assumed to be sold pursuant to this Offering.

2 Mr. Cappiello's exercise prices for his options range from $.75 to $2.00 per share. The option termination dates range from January 30, 2000 to January 13, 2002.

3 Mr. Cardillo's exercise prices for his options range from $.75 to $2.75 per share. The option termination dates range from August 12, 1999 to December 23, 2001.

4 Mr. Flax's exercise price for his options are $4.00 per share. The option termination date is January 13, 1999.

5 Mr. Hulse's exercise price for his options is $1.437 and they terminate on August 23, 2001.

6 Mr. Kassen's exercise price for his options is $3.125 and terminate on January 10, 1999.

7 Mr. Levy's exercise prices for his options range from $.75 to $3.125 per share. The option termination dates range from January 10, 1999 to January 13, 2002.

8 Mr. Manin's exercise prices for his options range from $.75 to $3.625 per share. The option termination dates range from December 20, 1998 to January 13, 2002.

9 Mr. McAndrew's exercise prices for his options range from $.75 to $3.625 per share. The option termination dates range November 10, 1997 to October 16, 2002.

10 Mr. M. Okumus' exercise price for his options is $2.00 per share and the options terminate on November 9, 2000.

   NAME     COMMON STOCK   UNDERLYING COMMON   COMBINED ISSUED   % OF COMBINED
             OWNED PRIOR    STOCK REGISTERED    AND UNDERLYING    COMMON STOCK
              TO THE         HEREWITH1          COMMON STOCK TO   TO BE OWNED
              OFFERING                          BE OWNED AFTER     AFTER THE
                                               THE OFFERING(1)     OFFERING(1)
------------------------------------------------------------------------------
Okumus,
Sevket K.(11)        48,500       250,000                298,500           1.84%
Pikus, Jean(12)     109,416       120,000                229,416           1.41%
Pikus,
Stanton(13)       1,324,737       200,000              1,524,737           9.38%
Shapiro, Paul(14)     2,000        77,500                 79,500           0.49%
Sobel, Howard(15)         0        20,000                 20,000           0.12%
Vineberg,
Stephen(16)          25,885        77,500                103,385           0.64%

-----------------------
11 Mr. S. Okumus' exercise price for his options is $2.00 per share and the options terminate on November 9, 2000.

12 Ms. Pikus is the wife of Stanton M. Pikus, President of the Registrant. Stanton M. Pikus and Jean Z. Pikus both disclaim beneficial ownership of one another's shres. Her option exercise prices range from $.75 to $3.625 per share. The option termination dates range from November 10, 1997 to October 16, 2002.

13 Mr. Pikus' exercise prices for his options range from $.75 to $3.625 per share. The termination dates range from December 20, 1998 to January 13, 2002. 31,000 shares are in the name of Matthew Zane Pikus Trust. Matthew is the son of Stanton M. Pikus.

14 Mr. Shapiro's exercise prices for his options range from $.75 to $3.125 per share. The termination dates range from November 30, 1997 to October 16, 2002.

15 Mr. Sobel's exercise prices for his options range from $1.063 to $1.180 per share. The termination dates range from February 5, 2002 to March 20, 2002.

16 Mr. Vineberg's exercise prices for his options range from $.75 to $3.125 per share. The termination dates range from November 30, 1997 to October 16, 2002.

                           PLAN OF DISTRIBUTION

     The Selling Shareholders' common stock may be offered from time to time for the next 24 months through ordinary brokerage transactions in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. Accordingly, sales prices and proceeds to the Selling Shareholders will depend upon price fluctuations and the manner of sale. The Selling Shareholders have advised the Company that no arrangements have been made with any underwriters, brokers or dealers with respect to the offer and sale of the shares. If the shares are sold through brokers, the Selling Shareholders will pay customary brokerage commissions and other charges. Except for the payment of such brokerage commissions and charges, the Company will bear all expenses in connection with this offering which expenses are estimated to be $15,000. The Company will not realize any proceeds from the sale of the common stock by the Selling Shareholders.

                          DESCRIPTION OF SECURITIES

Description of Common Stock

     Holders of Common Stock are entitled to one vote per share on all matters requiring a vote of shareholders. The holders of Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor. Upon liquidation or dissolution, each outstanding share of Common Stock will be entitled to share equally in the assets of the Company legally available for distribution to shareholders after the payment of all debts and other liabilities. Shares of Common Stock are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional shares in the event of a subsequent offering. All outstanding shares of Common Stock are, and the shares offered hereby will be, when issued, duly authorized and validly issued, fully paid and non-assessable and free of pre-emptive rights.

Non-Cumulative Voting

     The Common Stock does not have cumulative voting rights which means that the holders of more than fifty percent of the Common Stock voting for election of directors can elect one hundred percent of the directors of the Company if they choose to do so.

Description of Preferred Stock

     The Company is authorized to issue a new class or classes of 50,000,000 shares of Preferred Stock. The Board of Directors will have the authority to issue the Preferred Stock in one or more classes or series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any classes or series of the designation of such classes or series, without further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company, which might otherwise benefit the Company's shareholders, and affecting the voting and other rights of the holders of Common Stock.

    There are no ongoing negotiations or discussions concerning the issuance of any Preferred Stock (the Class A, B and C Preferred Stock was previously issued and are now fully retired) other than the Class D Preferred Stock. Currently, the Company has no intention of issuing any other class of Preferred Stock.

Description of Class D Preferred Stock

     One-third (1/3) of the Preferred Shares will become convertible into shares of Common Stock on or after five (5) days following the date that this registration statement for the common Shares becomes effective with the Securities and Exchange Commission (the "Commission") (the "First Conversion Date"), so long as any delay in the effectiveness of the registration statement is not caused by reason of activity or inactivity on the part of the Commission. The next one-third (1/3) of the Preferred Shares will become convertible thirty (30) days after the First Conversion Date; and the final one-third (1/3) of the Preferred Shares will be convertible thirty (30) days thereafter. On each conversion date, the shares to be converted shall be converted at a 20% discount from the Market Price.

     As used herein, the term "Market Price" refers to the average closing bid price of the Company's Common Stock on the NASDAQ National Market over the five-day trading period ending on the day prior to each date of conversion. The Preferred Shares will be convertible at the option of the holders of such Preferred Shares at a 20% discount from the Market Price as of each conversion date.

     The Preferred Shares will pay a dividend of 8% per annum, payable in its entirety upon conversion, either in cash or Common Stock at the Company's option. Upon conversion, all accrued but unpaid dividends will be added to the principal amount of Preferred Shares converted. In the event the Company does not issue unlegended Common Shares upon conversion of the Preferred Shares, the Company will be obligated to pay certain liquidated damages to all subscribers in the offering or subsequent holders of the Preferred Shares.
The Preferred Shares shall have a liquidation preference over the Common Stock in the event of any liquidation or sale of the Company. Furthermore, any Preferred Stock remaining outstanding on the second anniversary of the purchase thereof will be automatically converted into Common Stock at a 20% discount from the Market Price on such date.

Reports to Shareholders

     The Company will issue annual reports to its shareholders examined by independent auditors as soon as practicable at the end of each fiscal year. The Company will also issue quarterly reports to such holders.

Transfer Company and Registrar

     The Transfer Agent and Registrar for the Common Stock of the Company is American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York, 11219.

                                LEGAL MATTERS

     Certain legal matters in connection with the securities offered hereby are being passed upon for the Company by Levy & Levy, P.A., Suite 309, Plaza 1000, Main Street, Voorhees, New Jersey 08043. William N. Levy of the firm of Levy & Levy, P.A. owns 228,214 shares of common stock and 350,000 stock options.

                             INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such directors, officers or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement under the Securities Act of 1933 with respect to the Company and the securities offered by this Prospectus. For further information reference is made to the Registration Statement and the exhibits filed as a part thereof, which may be examined without charge at the office of the Commission, and photocopies of which, or any portion thereof, may be obtained upon payment of the prescribed fee. Statements contained in this Prospectus as to the contents of any documents referred to are not necessarily complete, and in each instance reference is made to the copy of such agreement or other documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

==============================                 ==============================
===============================                 ==============================
     No dealer, salesman or any
other person has been authorized to
give any information or to make any
representation in connection with                     3,485,500 Shares
this Offering other than those
contained in this Prospectus, and if                  of Common Stock
given or made, such information or
representation must not be relied                     ($.001 Par Value)
upon as having been authorized by
the Company or the Underwriters.
This Prospectus does not constitute
an offer to sell or a solicitation
of an offer to buy any of the
securities offered hereby to any
person in any jurisdiction where
such offer or solicitation would be
unlawful.  Neither the delivery of
this Prospectus nor any sale
hereunder shall under any
circumstances create any implication
that there has been no change in the
affairs of the Company or the facts
herein set forth since the date
hereof.
        -----------------
        TABLE OF CONTENTS
                                   Page            CANTERBURY INFORMATION
                                   ----               TECHNOLOGY, INC.
AVAILABLE INFORMATION. . . . . . . . .2
INCORPORATION OF
CERTAIN DOCUMENTS BY REFERENCE . . . .3
PROSPECTUS SUMMARY . . . . . . . . . .4
RISK FACTORS . . . . . . . . . . . . .8
USE OF PROCEEDS. . . . . . . . . . . 10
THE COMPANY. . . . . . . . . . . . . 10
SELLING SHAREHOLDERS . . . . . . . . 13
PLAN OF DISTRIBUTION . . . . . . . . 16
DESCRIPTION OF SECURITIES. . . . . . 16            =====================
LEGAL MATTERS. . . . . . . . . . . . 17
INDEMNIFICATION. . . . . . . . . . . 18             P R O S P E C T U S
ADDITIONAL INFORMATION . . . . . . . 18
        -----------------                          =====================

     Until January      , 1998, all
dealers effecting transactions in these
registered securities, whether or not
participating in this distribution, may
be required to deliver a Prospectus.
This is in addition to the obligation of
dealers to deliver a Prospectus when
acting as Underwriters.                                 November ___, 1997
===============================                 ==============================
===============================                 ==============================

                                  PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by the Company.

          Item                                              Amount
          ----                                              ------

          Securities and Exchange Commission Filing Fee. .  $ 1,352
          Legal Fees and Expenses. . . . . . . . . . . . .   10,000
          Accounting Fees and Expenses . . . . . . . . . .    2,000
          Miscellaneous. . . . . . . . . . . . . . . . .      1,648
                                                            -------
          Total                                             $15,000
                                                            =======

     All of the amounts shown are estimates except for the fees payable to the Securities and Exchange Commission.

Item 15. Indemnification of Directors and Officers

     Article XV of the Company's By-Laws contains the following provisions with respect to indemnification of Directors and Officers:

     "The corporation shall indemnify each of its directors and officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative to investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. Except as provided herein below, any such indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum of directors who were or are not parties to such action, or proceedings, or (b) by the shareholders.

     Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceedings may be paid by the corporation in advance of the final disposition of such action or proceedings, if authorized by the Board of Directors and upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

    To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without any further determination that he has met the applicable standard of conduct set forth above.

     Additionally, the Pennsylvania Statutes contain provisions entitling directors, officers and employees of the Company to indemnification for their expenses (including reasonable costs, disbursement and counsel fees) and liabilities (including amounts paid or received in satisfaction of settlements, judgments, fines and penalties), as the result of an action or proceeding in which they may be involved by reason of being or have been a director, officer or employee of a corporation provided said officer, directors or employees acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the charter provision, by-law, contract, arrangements, statute or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits and Financial Statement Schedules

     (a) Exhibits. -
5.1   * Opinion and Consent of Levy & Levy, P.A., Securities Counsel for
        Registrant
24.1  * Consents of Ernst & Young, LLP.,Independent Auditors.

      * Included herewith.

Item 17. Undertaking

(a) Item 512 Undertakings with Respect to Rule 415 Under the Securities Act of 1933, as Amended.

The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition of an Underwriter.

         (2) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)

     (i) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and continued in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such directors, officers or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES
                                   S-3/A

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement Amendment No.1 to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Medford and State of New Jersey on October 31, 1997.

                    CANTERBURY INFORMATION TECHNOLOGY, INC.


                    By:/s/ Stanton M. Pikus
                       -------------------------------------------
                       Stanton M. Pikus, President and
                       Chief Executive Officer


                    By:/s/ Kevin J. McAndrew
                       -------------------------------------------
                       Kevin J. McAndrew, Executive Vice President,
                       Treasurer, Chief Financial Officer,
                       and Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

/s/ Stanton M. Pikus
----------------------   President, Chief Executive           October 31, 1997
Stanton M. Pikus         Officer, Director

/s/ Kevin J. McAndrew
----------------------   Executive Vice President, Treasurer, October 31, 1997
Kevin J. McAndrew        Chief Financial Officer, Director

/s/ Alan Manin
----------------------   Director                             October 31, 1997
Alan Manin

/s/ Jean Zwerlein Pikus
----------------------   Vice President, Operations;          October 31, 1997
Jean Zwerlein Pikus      Secretary; Director

/s/ Stephen M. Vineberg
----------------------   Director                             October 31, 1997
Stephen M. Vineberg

/s/ Paul L. Shapiro
----------------------   Director                             October 31, 1997
Paul L. Shapiro

/s/ Frank Capiello
----------------------   Director                             October 31, 1997
Frank Capiello

                               EXHIBIT INDEX


5.1  Opinion and Consent of Levy & Levy, P.A., Securities Counsel for
     Registrant
24.1 Consents of Ernst & Young, LLP, Independent Auditors.